UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2005

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

142 West 57th Street, New York, New York		10019-3300
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-887-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 23, 2005, the Compensation and Human Resources Committee (the "Committee") of the Board of Directors of Arbitron Inc. (the "Company") met and approved the establishment of certain parameters for determining bonuses for executive officers for 2005, which would be payable in early 2006.

The Committee set various objective and subjective Company goals in terms of earnings per share, revenue and implementation of certain non-financial initiatives, with certain weightings attributable to achievement of each of these goals. The Committee then established various criteria for achieving "threshold", "target" and "superior" performance in relation to these goals. Under the bonus arrangements currently in place, each executive officer’s bonus can be weighted to take into account achievement of both Company goals and individual goals. As a general matter, the bulk of an executive officer’s bonus for 2005 will be determined as a result of achievement of Company goals, with the remaining portion based on achievement of individual goals, except in the case of Mr. Steve Morris, the Company’s President and Chief Executive Officer, and Bill Walsh, the Company’s Executive Vice President, Finance and Planning and Chief Financial Officer, whose bonuses will be determined entirely on the basis of achievement of Company goals.

Taking into account the foregoing, the Committee established a "target" bonus for each executive officer, expressed as a percentage of base salary. The target bonuses for the executive officers who are expected to be "named executive officers" in 2005 are: Mr. Morris, 75% of base salary; Owen Charlebois, the Company’s President, U.S. Media Services, 50% of base salary; and Pierre Bouvard, the Company’s President, Portable People Meters and International, Mr. Walsh and Scott Henry, the Company’s Executive Vice President and Chief Information Officer, 40% of base salary.

In addition, the Committee approved a supplementary bonus opportunity based on achievement of certain additional non-financial goals in 2005. Under this opportunity, executive officers may be eligible to receive an additional bonus equal to up to 100% of their "target" bonus if these non-financial goals are achieved.

The Committee has the discretion to award bonuses in excess of the percentages set forth above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

March 1, 2005	By:	Dolores L. Cody

Name: Dolores L. Cody
Title: Executive Vice President, Legal & Business Affairs, Chief Legal Officer & Secretary